UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report:  January 31, 2006


                                    VYTA CORP
                                    ---------
             (Exact name of registrant as specified in its charter)


              Nevada                  33-19598-D            84-0992908
   ------------------------------   --------------   ------------------------
    (State or other jurisdiction     (Commission          (IRS Employer
         of incorporation)           File Number)     Identification Number)


               370 17th Street, Suite 3640, Denver, Colorado 80202
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               (Address of Principal Executive Offices) (Zip Code)


                                 (303) 592-1010
                                 --------------
               Registrant's telephone number, including area code


                          NANOPIERCE TECHNOLOGIES, INC.
      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  3.03  MATERIAL  MODIFICATION  TO  RIGHTS  OF  SECURITY  HOLDERS.

     On January 31, 2006 (the "Effective Date"), Nanopierce Technologies, Inc. (now known as "Vyta Corp") (the "Company") effected a reverse stock split of its common stock, par value $0.0001 per share ("Common Stock"), whereby each twenty
(20) shares of Common Stock, either issued and outstanding or held by the Company as treasury stock, immediately prior to the record date was reclassified and changed into one (1) fully-paid and nonassessable share of Common Stock. The Company's authorized capital with respect to Common Stock was reduced in like manner from 200,000,000 shares of Common Stock to 10,000,000 shares of Common Stock (together with the prior sentence, the "Reverse Split"). The Company's authorized capital with respect to its preferred stock remained unchanged. No fractional shares will be issued under the Reverse Split, and any fractional share interests that occur as a result of the Reverse Split will be rounded up to the nearest whole share. The foregoing actions were approved by the Board of Directors of the Company (the "Board") without shareholder approval in accordance with the requirements of Nevada law. The Certificate of Change as filed with the Secretary of State of the State of Nevada ("Nevada Secretary of State") to effect the Reverse Split is filed as an exhibit to this Report. The authorized capital of the Company as reflected in the Certificate of Change was amended by the Amended and Restated Articles of Incorporation described below.

     On the Effective Date following the Reverse Split, the Company's authorized capital with respect to Common Stock was increased from 10,000,000 shares to 200,000,000 shares (the "Capital Increase"). The Board recommended the Capital Increase to the shareholders of the Company for approval and the shareholders representing at least a majority of the voting power of the Company approved the Capital Increase (together with the name change of the Company described in response to Item 8.01 of this Report), by written consent in lieu of a special meeting ("Stockholder Written Consent") in accordance with the requirements of Nevada law. The Company's Amended and Restated Articles of Incorporation as filed with the Secretary of State of the State of Nevada to effect the Capital Increase (and the name change described in response to Item 8.01 of this Report) are filed as an exhibit to this Report.

ITEM  8.01  OTHER  EVENTS

     In connection with the amendment to the Articles of Incorporation of the Company to effect the Capital Increase described in Item 3.03 of this Report, the name of the Company was changed to Vyta Corp. The Board recommended the name change to the shareholders of the Company for approval and the shareholders approved the change in the Stockholder Written Consent in the manner described in Item 3.03 of this Report.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (C) EXHIBITS The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of
Item  601  of  Regulation  S-B.

   EXHIBIT NO.                                DESCRIPTION

      3.01            Certificate of Change*

      3.02            Amended and Restated Articles of Incorporation*

____________________
*Filed herewith


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      VYTA  CORP


                                      By:   /s/ Paul H. Metzinger
                                         ---------------------------------------
                                          Paul H. Metzinger, President and Chief
                                           Executive  Officer

                                      Date:  January  31,  2006


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